UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2010

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)           On April 29, 2010, Kenneth S. Kornman, DDS, PhD, the President and Chief Scientific Officer of Interleukin Genetics, Inc. (the “Company”) resigned from the Board of Directors of the Company effective immediately prior to the election of William C. Mills III as a director as described below.  Dr. Kornman will continue to serve as the Company’s President and Chief Scientific Officer.

(d)           On April 29, 2010, William C. Mills III was elected to fill the vacancy created by Dr. Kornman’s resignation as a Class I director of the Company.  In addition, Mr. Mills was appointed to serve as the Chair of the Compensation Committee and as a member of the Audit Committee.

Mr. Mills is currently an independent venture capitalist with over 29 years of experience within the venture capital community. He is currently a member of the Board of Managers of Ascension Health Ventures, as well as a number of corporate boards and advisory boards. Mr. Mills was a managing member of a management company conceived by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Previously, Mr. Mills served as Partner with private equity and venture capital firm Advent International in Boston. While at Advent, he was co-responsible for healthcare venture capital investments within the medical technology and biopharmaceutical sectors. Prior to joining Advent International, Mr. Mills was General Partner at The Venture Capital Fund of New England and was with PaineWebber Ventures/Ampersand Ventures as a Managing General Partner.

Mr. Mills will be entitled to receive compensation for his service as a director in accordance with the following policy for compensating non-employee directors who are also not Series A directors, which policy was amended by the Board on April 29, 2010:

•	for service as a director, an annual retainer of $20,000;

•	for service as the chair of a committee, an annual retainer of $7,500;

•	for service as a non-chair member of a committee, an annual retainer of $5,000;

•	for each Board or committee meeting attended in person, by teleconference or by video, $1,500; and

•
upon initial election or appointment to the Board, a grant of an option to purchase 15,000 shares of common stock at an exercise price equal to the closing price of the common stock on the date of grant, with such option to vest in four equal annual installments on each of the first four anniversaries of the grant date.

Pursuant to this policy, on April 29, 2010, Mr. Mills was granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price of $0.67 per share, the closing price of the common stock as reported on the NYSE Amex on April 29, 2010.  The option will vest as to 25% of the shares on each of April 29, 2011, April 29, 2012, April 29, 2013 and April 29, 2014.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Mills was elected as a director, nor are there any transactions between Mr. Mills and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the Company’s press release, dated April 30, 2010, announcing the election of Mr. Mills is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated April 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: April 30, 2010	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)